Exhibit 21
LIST OF AFFILIATES OF
ACADIA REALTY TRUST
Acadia Realty Trust
Acadia Realty Limited Partnership
ACRS, Inc.
Acadia Bartow Avenue, LLC
Acadia Mad River Property LLC
Acadia Merrillville Realty, L.P.
Acadia Town Line, LLC
Blackman Fifty L.P.
Heathcote Associates, L.P.
Mark Plaza Fifty L.P.
Mark Twelve Associates, L.P.
Pacesetter/Ramapo Associates
RD Abington Associates Limited Partnership
RD Absecon Associates, L.P.
RD Bloomfield Associates Limited Partnership
RD Branch Associates L.P.
RD Columbia Associates, L.P.
RD Elmwood Associates, L.P.
RD Hobson Associates, L.P.
RD Methuen Associates Limited Partnership
RD Smithtown, LLC
RD Village Associates Limited Partnership
RD Whitegate Associates, L.P.
RD Woonsocket Associates Limited Partnership
Acadia 239 Greenwich Avenue, LLC
Acadia Heathcote, LLC
Acadia Merrillville Realty, Inc.
Acadia Pacesetter LLC
Acadia Property Holdings, LLC
Blackman Fifty Realty Corp.
Mark Plaza Fifty Realty Corp.
New Castle Fifty Realty Corp.
RD Absecon, Inc.

239 Greenwich Associates Limited Partnership
Crossroads II
Crossroads Joint Venture
Port Bay Associates, LLC
Acadia Realty Acquisition I, LLC
Acadia Strategic Opportunity Fund, LP
Acadia Amherst, LLC
Acadia Granville, LLC
Acadia Sheffield Crossing, LLC
Acadia Brandywine Condominium, LLC
Acadia Brandywine Subsidiary, LLC
Acadia Brandywine Town Center, LLC
Acadia Market Square, LLC
Acadia K-H, LLC
AmCap Acadia 8th Addition, LLC
AmCap Acadia 9th Addition, LLC
AmCap Acadia Agent, LLC
AmCap Acadia Atlanta LP
AmCap Acadia Batesville, LLC
AmCap Acadia Benton, LLC
AmCap Acadia Carthage LP
AmCap Acadia Cary, LLC
AmCap Acadia Cincinnati, LLC
AmCap Acadia Conroe LP
AmCap Acadia Great Bend, LLC
AmCap Acadia Hanrahan, LLC
AmCap Acadia Indianapolis, LLC
AmCap Acadia Irving LP
AmCap Acadia K-H Holding, LLC
AmCap Acadia K-H, LLC
AmCap Acadia Little Rock, LLC
AmCap Acadia Longview, LLC
AmCap Acadia Mustang, LLC
AmCap Acadia Pratt, LLC
AmCap Acadia Roanoke, LLC
AmCap Acadia Roswell, LLC

AmCap Acadia Ruidoso, LLC
AmCap Acadia San Ramon, LLC
AmCap Acadia Shreveport, LLC
AmCap Acadia Springerville, LLC
AmCap Acadia Tucson, LLC
AmCap Acadia Tulsa, LLC
Acadia Tarrytown, LLC
Acadia-Noddle Tarrytown Development Co., LLC
Acadia D.R. Management, Inc.
Acadia Hendon Hitchcock Plaza, LLC
Acadia Haygood, LLC
Acadia Sterling Heights, LLC
Acadia Realty Acquisition II, LLC
Acadia Strategic Opportunity Fund II, LLC
Acadia Crossroads, LLC
Crossroads Joint Venture, LLC
Crossroads II, LLC
Acadia New Loudon, LLC
Acadia Mervyn I, LLC
Acadia Mervyn II, LLC
Acadia Mervyn Investors I, LLC
Acadia Mervyn Investors II, LLC
Acadia Mervyn Promote Member I, LLC
Acadia Mervyn Promote Member II, LLC
Acadia-PA East Fordham Acquisitions, LLC
P/A-Acadia Pelham Manor, LLC
Acadia-P/A Holding Company, LLC
Acadia Crescent Plaza LLC

Acadia-P/A Canarsie, LLC
Acadia-P/A Sherman Avenue, LLC
Acadia Rockville, LLC
Acadia Berlin LLC
Acadia Boonton LLC
ABR Amboy Road LLC
APA 216st Street LLC
Acadia-P/A 161st Street LLC
Acadia-P/A Liberty LLC
Acadia Oakbrook LLC
Acadia Clark-Diversey LLC
Acadia Naamans Road LLC
Acadia Elmwood Park LLC
Acadia Chestnut LLC
Acadia-P/A GWB LLC
George Washington Bridge Bus Station Development Venture LLC

Acadia Shore Road LLC
Secor Pelham LLC
Acadia Albertsons Investors LLC
Acadia Shopko Investors LLC
Acadia Cub Foods Investors LLC
Acadia Walnut Hill LLC
Albee Development LLC
Acadia Medford Crossings LLC
Acadia Marsh Investors LLC
Acadia 2914 Third Avenue LLC
Acadia-P/A/T Albee LLC
Acadia-P/A Albee LLC
Albee Office Development LLC
Acadia Atlantic Avenue LLC